Exhibit 10.34

Description of Severance Agreement provisions between Boston Biomedica, Inc. and Richard D’Allessandro, Vice President – Information Technology, contained in an internal Boston Biomedica, inc. memorandum dated March 21, 2001 between Kevin Quinlan, President and Chief Operating Officer of Boston Biomedica, Inc. and Richard D’Allessandro, Vice President, Information Technology of Boston Biomedica, Inc.:

If Mr. D’Allessandro is terminated for any reason other than cause, the Company commits that he will receive 3 weeks of severance for every completed year of service.  This does not apply to a voluntary termination on Mr. D’Allessandro’s part.